Jennison Small Company Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


                                   May 31, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


        Re: Jennison Small Company Fund, Inc.
         File No. 811-03084


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison Small Company Fund,
Inc. for the semi-annual period ended March 31, 2005.
The Form N-SAR was filed using the EDGAR system.



                                   Very truly yours,


                                   /s/ Deborah A. Docs
                                        Deborah A. Docs
                                        Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 31st day of May, 2005.







Jennison Small Company Fund, Inc.





Witness: /s/ Deborah A. Docs  	By: /s/ Grace C. Torres
            Deborah A. Docs  	  Grace C. Torres
            Secretary              Treasurer





























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